                                                                  Exhibit (b)(2)



                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
               EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND I


                                October 14, 2002





Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Insured New York Municipal Bond Fund I (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Insured New York Municipal Bond Fund II.



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